EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We hereby consent to the inclusion in the Registration Statement on Form S-8 of U.S. Energy Initiatives Corporation, of our report dated April 26, 2007, which appears in the Registrant's Form 10-KSB for the year ended December 31, 2006.

/s/ Brimmer, Burek & Keelan LLP

Brimmer, Burek & Keelan LLP
Tampa, Florida
May 8, 2007